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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Corporate Income Fund,
Intermediate Term Series--201, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-64581 of our report dated February 24, 1999, relating to the Statement of Condition of Corporate Income Fund, Intermediate Term Series--201, Defined Asset Funds and to the reference to us under the heading 'How The fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 24, 1999